                                                                     EXHIBIT 5.3


    TORYS LLP                                     237 Park Avenue
-----------------                                 New York, New York
NEW YORK  TORONTO                                 10017.3142

                                                  TEL  212.880.6000
                                                  FAX  212.682.0200

                                                  www.torys.com



                                                  May 8, 2003

Petro-Canada
150-6th Avenue S.W.
Calgary, Alberta  T2P 3E3
Canada

Ladies and Gentlemen:

     RE:  PETRO-CANADA REGISTRATION STATEMENT ON FORM F-9

     We hereby consent to the reference to our firm name under the heading "Legal Matters" in the prospectus filed as part of the registration statement on Form F-9 relating to the offering of US$1,000,000,000 debt securities by Petro-Canada. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                                   Sincerely,



                                                   /s/ TORYS LLP